UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/25/2009

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Interest Rate Swap Transaction

On June 25, 2009, NewMarket Corporation ("NewMarket") entered into an interest rate swap transaction (the "Interest Rate Swap") with Goldman Sachs Bank USA ("Goldman Sachs") in the notional amount of $97 million. The Interest Rate Swap was entered under an International Swap Dealers Association, Inc. Master Agreement ("ISDA Master Agreement") in connection with the termination of a loan application and related rate lock agreement dated February 26, 2007 among Foundry Park I, LLC ("Foundry Park"), an affiliate of NewMarket, and Principal Commercial Funding LLC and Principal Commercial Funding II, LLC (collectively "Principal"). The loan application and rate lock agreement with Principal addressed the terms for long-term financing to be provided upon completion of the Foundry Park I office project being constructed by Foundry Park in Richmond, Virginia. Principal and Foundry Park have determined that the loan terms for the Foundry Park I office project set forth in the loan application could not be syndicated based on current market conditions. As a result, Principal and Foundry Park have terminated the loan application and related rate lock agreement and have mutually released each other from their respective rights and obligations under those arrangements. Foundry Park is currently investigating alternative financing for the Foundry Park I office project and believes that it can obtain such financing on acceptable terms.

When the rate lock agreement was originally executed, Principal simultaneously entered into an interest rate swap with a third party to hedge their resulting exposure to fluctuations in the ten-year Treasuries rate.   NewMarket effectively assumed Principal's position under that interest rate swap with Goldman Sachs acting as an intermediary by entering into the Interest Rate Swap in connection with the mutual release. Under the terms of the Interest Rate Swap, NewMarket will make fixed rate payments at 5.3075% and Goldman Sachs will make variable rate payments based on 3 month Libor. The termination date of the Interest Rate Swap is January 19, 2022. This transaction has the effect of preserving the original rate lock for possible application to a future loan amount of $97 million on a similar structure.

New Market will record the Interest Rate Swap on its financial statements at fair value, but will not use hedge accounting. Accordingly, any change in the fair value of the Interest Rate Swap will be immediately recognized in earnings. At the time the transaction was completed on June 25, 2009, the fair value of the Interest Rate Swap was a liability of $11.1 million.

Certain events of default will apply to the Interest Rate Swap under the ISDA Master Agreement, including, but not limited to, failure to pay or deliver, breach of the agreement, credit support default, cross-defaults and misrepresentation. The terms of the Interest Rate Swap are set forth in the ISDA Master Agreement, the Schedule to the ISDA Master Agreement, the Credit Support Annex to the Schedule to the ISDA Master Agreement between NewMarket and Goldman Sachs, copies of which are attached here as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Supplemental Agreement to Credit Agreement

On June 30, 2009, NewMarket entered into a Supplement Agreement (the "Supplement Agreement") to the Second Amended and Restated Revolving Credit Agreement dated December 21, 2006 (as amended on March 24, 2009 and on September 26, 2008) among NewMarket, SunTrust Bank, as administrative agent, and the several banks and other financial institutions party thereto. The Supplement Agreement provides that Citizens Bank of Pennsylvania, a lender, will increase its facility commitment by an additional $10 million dollars pursuant to the existing terms of the Second Amended and Restated Revolving Credit Agreement, as amended.

The Supplement Agreement contains representations, warranties, terms and conditions customary for transactions of this type. As a result of the Supplement Agreement, the total facility commitment under the Second Amended and Restated Revolving Credit Agreement is $139.25 million. The foregoing summary is qualified in its entirety by reference to the Supplement Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements about future events and expectations within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations. When we use words in this report, such as "believes," "will," and similar expressions, we do so to identify forward-looking statements.

We believe our forward-looking statements are based on reasonable expectations and assumptions, within the bounds of what we know about our business and operations. However, we offer no assurance that actual results will not differ materially from our expectations due to uncertainties and factors that are difficult to predict and beyond our control.

These factors include, but are not limited to, changes in credit market conditions, our ability to complete the construction of Foundry Park I office project within budget and in a timely manner, and other factors in our 2008 Annual Report on Form 10-K.

You should keep in mind that any forward-looking statements made by us in this report speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this report after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this report might not occur.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit

10.1 International Swap Dealers Association, Inc. Master Agreement dated June 25, 2009, between NewMarket Corporation and Goldman Sachs ("ISDA Master Agreement")

10.2 Schedule to the ISDA Master Agreement dated June 25, 2009

10.3 Credit Support Annex to the Schedule to the ISDA Master Agreement dated June 25, 2009, between NewMarket Corporation and Goldman Sachs

10.4 Supplement Agreement dated June 30, 2009 between NewMarket and Citizens Bank of Pennsylvania, as Increasing Lender, and accepted by SunTrust Bank, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: June 30, 2009	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	ISDA Master Agreement
EX-10.2	Schedule to the ISDA Master Agreement
EX-10.3	Credit Support Annex
EX-10.4	Supplement Agreement